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                                                                    EXHIBIT 10.6



                           BARRINGER TECHNOLOGIES INC.
                                  NON-QUALIFIED
                             STOCK OPTION AGREEMENT



     THIS STOCK OPTION AGREEMENT made on March 10, 1995 between BARRINGER TECHNOLOGIES INC., a Delaware corporation, with its principal office at 219 South Street, New Providence, New Jersey 07974 (hereinafter called the "Company") and _______________________________ residing at _____________________
__________________________________ (hereinafter called the "Optionee"), who is an employee or Director of the Company or one or more of the Company's subsidiaries.

     WITNESSETH THAT:

     1. Shares Subject to Option. The Company hereby grants to the Optionee an
option to purchase up to                (      ) shares of Common Stock ($.01
par value) of the Company (hereinafter called the "Optioned Shares") at a price of US$.50 per share (the "Option Price"), which represents the fair market value of a share of common stock on the date hereof, in accordance with such authority and subject to the terms and conditions and within the period of time hereinafter set forth.

     2. Terms and Exercise of Option. The Option hereby granted (the "Option") may be exercised by the Optionee as to forty percent (40%) of the Optioned Shares caused hereby after March 9, 1996; sixty percent (60%) of the Optioned Shares caused hereby after March 9, 1997; eighty percent (80%) of the Optioned Shares caused hereby after March 9, 1998 and one hundred percent (100%) after March 9, 1999 (subject to the conditions set forth in Clause 3

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below). The Option will expire on March 10, 2000.

     The option may be exercised only by written notice to the Company specifying the number of shares of Common Stock in respect of which the Option is being exercised and by payment to the Company in cash or in shares of Common Stock (which shares shall be valued at their then fair market value) of the full purchase price for the shares.

     3. Conditions to Exercise. Exercise of the Option as hereinabove provided shall be subject to the following express conditions precedent:

     The Optionee shall have remained in the continuous employ or Directorship of the Company or a subsidiary of the Company from the date of grant of the Option until the date of exercise thereof except that:

     (i) in the event of the death of the Optionee then the Option shall terminate as to any unvested portion hereof immediately upon the termination of employment or Directorship. The Optionee's executor or administrator or person or persons to whom the Optionee's rights under the Option shall pass by will or the laws of descent and distribution shall be entitled at any time within twelve (12) months after the death of the Optionee to exercise the Option with respect to any unexercised portion of the Option that was exercisable at the time of the Optionee's death and

     (ii) in the event of the disability of the Optionee, then the Option shall terminate as to any unvested portion hereof


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     immediately upon termination of employment or Directorship. The Optionee or the Optionee's legal representative may exercise any unexercised portion of the Option that was exercisable at the time of termination of employment or Directorship within a period of three (3) months following such and

     (iii) Upon termination of the Optionee's employment or Directorship with the Company for any reason except disability or death, whether termination by the Optionee or the Company, the Option shall terminate as to any portion of the Option that was not exercisable at the time of termination of employment or Directorship, immediately upon termination of such employment or Directorship. The Optionee may exercise any unexercised portion of the Option that was exercisable at the time of termination of employment or Directorship within a period of three (3) months following such termination and

     (iv) in the event of the purchase of more than 50% of the then outstanding shares of Common Stock of the Company by an entity or related group, signifying a change in control, or a more than fifty percent (50%) change in the current members of the Board of Directors, the Optioned Shares will vest one hundred percent (100%).

     4. Option Non-Transferable. This Option may not be assignable or transferable in whole or in part by the Optionee otherwise than by Will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only


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     by the Optionee or, in the event of the Optionee's disability, by the
     Optionee's legal representative.

     5. Continuation of Employment. This Agreement shall not be construed as giving the Optionee any right to be retained in the employment or Directorship of the Company or any of its subsidiary companies or to affect or limit in any way the right of the Company or of any of its subsidiary companies to terminate the employment of the Optionee at any time with or without cause. This Option hereby granted shall not be exercisable if such exercise would involve a violation of any applicable law or regulation by any governmental authority. The Company agrees to make such reasonable efforts to comply with any applicable state or federal securities law or regulations as it may in its sole discretion determine are reasonably necessary and will not subject the Company to unreasonable expenses or hardships.

     6. Subdivision, Combination or Reclassification. In the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other similar change in the corporate structure or capitalization of the of the Company or in its Common Stock, the number of Optioned Shares and the Option and the Option Price per share shall be appropriately adjusted; but no such adjustment in the Option Price shall be made which would reduce the Option Price per share to less than the par value thereof.



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     7. Anti-Dilution. In the event that the Company shall, at any time or from time to time after the date hereof, issue any shares of Common Stock or options, warrants, convertible securities or other rights to acquire common Stock other than pursuant to (i) the exercise of options, warrants, convertible securities or other rights to acquire Common Stock outstanding on the date hereof, (ii) a merger, subdivision, dividend or other distribution on any class of stock, consolidation or reclassification of shares of Common Stock under paragraph 6 hereof, or (iii) employee or Director stock options outstanding on the date hereof or issued hereafter pursuant to stock option plans of the Company or stock purchase warrants outstanding on the date hereof, without consideration or for a consideration per share less than the lesser of (x) the Option Price in effect immediately prior to such issuance, or (y) the then-fair market value per share of the Common Stock (as determined in good faith by the Board of Directors of the Company or their designee), then, and thereafter successively upon each such issuance, the Option Price in effect immediately prior to the issuance of such shares shall forthwith be reduced to a price (calculated to the nearest full cent) determined by dividing (a) an amount equal to (i) the total number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Option Price in effect immediately prior to such issuance, plus (ii) the consideration, if any, received by the Company upon such


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     issuance by (b) the total number of shares of Common Stock outstanding immediately after such issuance. Upon any such adjustment of the Stock Option Price as provided above, this Option shall evidence the right to purchase the number of shares of Common Stock (rounded to the nearest whole share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of this Option by the Option Price in effect immediately prior to such adjustment and dividing the product so obtained by the Option Price in effect immediately after such adjustment.

          1. In case of the issuance of shares of Common Stock or other securities of the Company for cash, the consideration received by the Company therefor shall be deemed to be the cash proceeds received by the Company therefor less any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance thereof.

          2. In case of the issuance of shares of Common Stock or other securities of the Company for a consideration other than cash, or a consideration a part of which shall be other than cash, the amount of the consideration received by the Company


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               therefor shall be deemed to be the cash proceeds, if any,
               received by the Company plus the fair value of the consideration other than cash, as determined by the Board of Directors of the Company or their designee, less any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, such issuance, provided however that the amount of such consideration other than cash shall in no event exceed the cost thereof as recorded on the books of the Company.

          3. In the case of the issuance by the Company of (a) any security that is convertible into or exchangeable for shares of Common Stock or (b) any rights, warrants or options to purchase shares of Common Stock, the Company shall be deemed to have issued the maximum number of shares of Common Stock into which such convertible or exchangeable securities may be converted or exchanged or the maximum number of shares of Common Stock deliverable upon the exercise of such rights, warrants or options, as the case may be, for the consideration (determined as provided in subparagraphs 1 and 2 above) received by the Company for such convertible or exchangeable securities or for such rights or options, as the


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               case may be, plus the minimum aggregate price at which shares of
               Common Stock are to be delivered upon the exercise of such rights, warrants or options, as the case may be. On the expiration of such rights, warrants or options or the termination of such right to convert or exchange, the Option Price hereunder shall be readjusted to such Option Price as would have been obtained had the adjustments made upon the issuance of such rights, warrant or options, or convertible or exchangeable securities, been made upon the basis of the delivery of, and receipt of the consideration or adjustment payment, if any, actually paid for, only the number of shares of Common Stock actually delivered upon the exercise of such rights, warrants or options or upon the conversion or exchange of such securities. Except as provided in subparagraph 4, no further adjustment of the Stock Option Exercise Price shall be made as a result of the actual issuance of shares of Common Stock referred to in this subparagraph 3.

          4. The consideration for any securities issued as a stock dividend shall be deemed to be zero.

          5. Irrespective of any adjustment or change in the Stock Option Price or the number of shares of Common Stock actually purchasable under this or any


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               other Option of, like tenor, the Options theretofore and
               thereafter issued may continue to express the Stock Option Price per share and the number of shares purchasable thereunder as the Stock Option Price per share and the number of shares purchasable that were expressed upon the Stock Option when initially issued.




     OPTIONEE:                               BARRINGER TECHNOLOGIES INC.


                                        By:
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          Optionee                                President



------------------------------
          Witness




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